Exhibit 99.1

TREMOR VIDEO REPORTS FULL YEAR AND FOURTH QUARTER 2015 FINANCIAL RESULTS

Full year Total Spend increases 28% from prior year

New York, NY —March 3, 2016 — Tremor Video, Inc. (NYSE:TRMR), the premium video marketplace that provides buyers and sellers with software for video ad effectiveness, today announced financial results for the fourth quarter and full year ended December 31, 2015.

Full Year 2015 Highlights:

•                  Total Spend(1) of $203.9 million, up 28% year-over-year

•                  Revenue of $173.8 million, up 9% year-over-year

•                  Gross profit of $74.6 million, up 29% year-over-year

•                  Adjusted EBITDA(2) of ($4.6) million; Adjusted EBITDA per share(2) of ($0.09)

•                  Net loss of ($43.2) million, including ($22.7) million in non-cash impairment charges incurred in Q3

•                  Net loss per share of ($0.84), including ($0.44) per share in non-cash impairment charges incurred in Q3

Fourth Quarter 2015 Highlights:

•                  Total Spend(1) of $67.9 million, up over 62% year-over-year

•                  Revenue of $51.8 million, up 24% year-over-year

•                  Gross profit of $22.8 million, up 42% year-over-year

•                  Adjusted EBITDA(2) of $2.1 million; Adjusted EBITDA per share(2) of $0.04

•                  Net loss of ($2.4) million; net loss per share of ($0.05)

(1)         We define Total Spend (formerly reported as our GAAP revenue) as the aggregate gross spend transacted through our platforms.  Total Spend is a non-GAAP financial measure.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

(2)         Adjusted EBITDA and Adjusted EBITDA per share are non-GAAP financial measures.  Please see the discussion in the section called “Non-GAAP Financial Measures” and the reconciliations included at the end of this press release.

“Significant traction in our programmatic platforms and continued innovation in our higher function products drove our 2015 record results,” said Bill Day, Tremor Video CEO.  “We believe that we are poised to deliver further success in 2016 based on our significant fourth quarter momentum.”

As discussed further in the Company’s Form 8-K filed concurrently with this release, we have concluded based on our consideration of relevant accounting guidance that revenue attributable to our supply side platform (SSP), which we introduced in 2015, should be booked net of inventory costs.  In prior periods, we have reported SSP revenue on a gross basis.  As a result, we have determined that our previously issued quarterly financial statements for the periods ending March 31, June 30, and September 30, 2015, should be restated to reflect the revenue attributable to our SSP on a net basis.   This restatement has the effect of decreasing both revenue and cost of revenue in a like amount in our financial statements for each period.   The restatement has no impact on our reported gross profit, net loss or Adjusted EBITDA for any period.  Revenue from our buyer platform will continue to be reported on a gross basis.  Our restated income statements for the periods ended March 31, June 30, and September 30, 2015 are included in the financial tables at the back of this release.

We will now be reporting Total Spend (formerly reported as our GAAP revenue) to accompany our reporting of revenue.  We define Total Spend as the aggregate gross spend transacted through our platforms.

The table below presents Total Spend, revenue, net loss, Adjusted EBITDA, net loss per share and Adjusted EBITDA per share for the three and twelve month periods ending December 31, 2015.

Fourth Quarter And Full Year Results Summary

(in millions, except per share amounts), (unaudited)

	Three Months Ended			Years Ended
	December 31, 2015	December 31, 2014	% Change	December 31, 2015	December 31, 2014	% Change

Total Spend	$67.9	$41.9	62%	$203.9	$159.5	28%
Revenue	$51.8	$41.9	24%	$173.8	$159.5	9%
Gross profit	$22.8	$16.1	42%	$74.6	$57.8	29%
Net loss(1)	$(2.4)	$(5.4)	55%	$(43.2)	$(23.5)	(84)%
Adjusted EBITDA	$2.1	$(1.8)	NA	$(4.6)	$(10.9)	58%
Net loss per share	$(0.05)	$(0.11)	55%	$(0.84)	$(0.46)	(83)%
Adjusted EBITDA per share	$0.04	$(0.03)	NA	$(0.09)	$(0.22)	59%

(1)         During the third quarter of 2015, as required under GAAP, the Company performed an interim impairment test on its assets based on a decrease in the Company’s market capitalization below the carrying value of its assets.  As a result of this test, the Company recorded a non-cash impairment charge of ($22.1) million related to its goodwill and certain intangible assets. In addition, the Company recorded a non-cash impairment charge of ($0.6) million relating to certain property and equipment maintained at its former headquarters.

Fourth Quarter And Full Year Breakdown of Total Spend

(in thousands), (unaudited)

	Three Months Ended			Years Ended
	December 31, 2015	December 31, 2014	% Change	December 31, 2015	December 31, 2014	% Change

Programmatic	$32,118	$5,959	439%	$70,387	$14,070	400%
Non-programmatic higher function	25,717	21,137	22%	87,842	64,301	37%
Non-programmatic media network	10,099	14,782	(32)%	45,653	81,116	(44)%
Total Spend	$67,934	$41,878	62%	$203,882	$159,487	28%

Guidance

Based on information available as of March 3, 2016, the Company expects the following:

Q1 and Full Year 2016 Outlook

	Q1 2016	Full Year 2016

Total Spend	$48 - $50 million	$255 - $265 million
Revenue	$34 - $36 million	$180 - $190 million
Adjusted EBITDA	($5) – ($4) million	$0 - $5 million

Q4 and Full Year 2015 Financial Results Webcast:  Tremor Video will review its fourth quarter 2015 results and conduct an analyst and investor day on Thursday March 3, 2016 beginning at 1:00 PM EST.  The event will be hosted by Tremor Video CEO, Bill Day and feature presentations from himself as well as other executives on the Company’s performance, strategy and financial outlook.  The event will be broadcast live and can be accessed on Tremor Video’s Investor Relations website at http://investor.tremorvideo.com.  Following completion of the event, a recorded replay of the webcast will be available on Tremor Video’s website for a period of six months.

About Tremor Video

Tremor Video (NYSE:TRMR) provides software for video advertising effectiveness. Our buyer and seller platforms enable seamless transactions in a premium video marketplace by offering control and transparency to clients.  We employ patented all-screen technology to make every advertising moment more relevant for consumers, and deliver maximum results for buyers and sellers.

“Safe harbor” Statement:

This press release contains forward-looking statements that involve risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from those set forth in or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including, but not limited to, statements related to Tremor Video’s future financial results or growth potential, including first quarter 2016 and 2016 full year financial guidance, and statements with respect to future revenue mix or the development or adoption of the company’s solutions. Important factors that could cause actual results or the timing of events to differ materially from those set forth in or implied by any forward-looking statements include, without limitation, risks and uncertainties associated with: the company’s limited operating history and the continuing development of its business model; unfavorable conditions in the global economy or reductions in digital advertising spend; the company’s ability to effectively innovate and adapt to rapidly changing technology and client needs; increased competition as well as innovations by new and existing competitors; expansion of the online video advertising market; the company’s ability to attract new advertisers and increase spend from existing advertisers; the company’s ability to attract advertising spend from TV media buyers; risks of entering new markets in which we have limited or no experience and difficulty adapting our solutions for new markets; adoption of brand-centric metrics, advanced ad formats and performance-based pricing models by advertisers; the company’s ability to effectively deliver video ad campaigns with demo guarantees; adoption of the company’s programmatic solutions by advertisers and publishers; adoption of the company’s All-Screen product by advertisers; the company’s ability to acquire an adequate supply of premium video advertising inventory from publishers on terms that are favorable to it; the company’s ability to detect fraudulent or malicious activity and ensure a high level of brand safety for its clients; identifying, attracting and retaining qualified personnel; defects, errors or interruptions in the company’s solutions; the company’s ability to collect and use data to deliver video ads; the impact of tools that block the display of video ads; the effect of regulatory developments and industry standards regarding internet privacy and other matters; maintaining, protecting and enhancing the company’s intellectual property; costs associated with defending intellectual property infringement, securities litigation and other claims; future opportunities and plans, including the uncertainty of expected future financial performance and results; as well as other risks and uncertainties detailed from time-to-time under the caption “Risk Factors” and elsewhere in Tremor Video’s filings with the U.S. Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2014 filed with the U.S. Securities and Exchange Commission on March 16, 2015, its Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, filed on May 11, 2015, its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, filed on August 10, 2015, its Quarterly Report on Form 10-Q for the nine months ended September 30, 2015 filed with the U.S. Securities and Exchange Commission on November 9, 2015, and future filings and reports by the company, including its Annual Report on Form 10-K for the year ended December 31, 2015.

Forward-looking statements are based on current expectations and beliefs and are not guarantees of future performance or events.  Investors are cautioned not to place undue reliance on any forward-looking statements.  Furthermore, forward-looking statements speak only as of the date on which they are made, and, except as required by law, Tremor Video disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), Tremor Video reports Total Spend, Adjusted EBITDA, and basic and diluted Adjusted EBITDA per share, which are non-GAAP financial measures. We define Total Spend as the aggregate gross spend transacted through our platforms.  Total Spend does not represent revenue earned by us. We define Adjusted EBITDA as net loss plus (minus): interest expense and other income (expense), net, income tax expense, depreciation and amortization expense, non-cash stock-based compensation expense, non-cash stock-based long-term incentive compensation, non-cash impairment charges, litigation costs associated with class action securities litigation, executive severance costs, and acquisition related costs. We define Adjusted EBITDA per share as Adjusted EBITDA divided by weighted average common shares outstanding. We use these non-GAAP financial measures for financial and operational decision making and as a means to evaluate period-to-period comparisons. We believe that these measures provide useful information about our operating results, enhance the overall understanding of our past financial performance and future prospects, and allow for greater transparency with respect to key metrics used by management in its financial and operational decision making. Non-GAAP financial measures should be considered in addition to results and guidance prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP financial measures included in this press release have been reconciled to the nearest GAAP measure in the table following the financial statements attached to this press release.  With respect to our expectations under “Guidance” above, reconciliation of Adjusted EBITDA guidance to the closest corresponding GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, in particular, the measures and effects of stock-based compensation expense specific to equity compensation awards that are directly impacted by unpredictable fluctuations in our stock price.  We expect the variability of the above charges to have a significant, and potentially unpredictable, impact on our future GAAP financial results.

###

Investor Relations Contact:

Andrew Posen

Senior Director Investor Relations

212-792-2315

IR@TremorVideo.com

Public Relations Contact:

Mandy Robinson

Tremor Video Corporate Communications

646-278-7416

MRobinson@TremorVideo.com

Exhibit A

Tremor Video, Inc.

Consolidated Balance Sheets

(in thousands)

	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$59,887	$77,787
Accounts receivable, net	70,778	46,765
Prepaid expenses and other current assets	3,721	1,571
Deferred tax assets, short-term	—	194
Total current assets	134,386	126,317
Long-term assets:
Restricted cash	600	600
Property and equipment, net	10,094	5,574
Intangible assets, net	11,469	15,552
Goodwill	10,781	29,719
Deferred tax assets	4,077	—
Other assets	794	243
Total long-term assets	37,815	51,688
Total assets	$172,201	$178,005

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued expenses	$58,742	$37,258
Deferred rent, short-term	401	20
Contingent consideration on acquisition, short-term	987	—
Deferred revenue	108	15
Total current liabilities	60,238	37,293
Deferred rent, long-term	5,237	745
Deferred tax liabilities	4,587	194
Contingent consideration on acquisition, long-term	443	—
Other long-term liabilities	264	—
Total liabilities	70,769	38,232
Stockholders’ equity:
Common stock	5	5
Additional paid-in capital	279,136	274,094
Accumulated other comprehensive (loss) income	(55)	98
Accumulated deficit	(177,654)	(134,424)
Total stockholders’ equity	101,432	139,773
Total liabilities and stockholders’ equity	$172,201	$178,005

Tremor Video, Inc.

Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)

Revenue	$51,757	$41,878	$173,837	$159,487
Cost of revenue	28,989	25,791	99,266	101,673
Gross Profit	22,768	16,087	74,571	57,814

Operating Expenses:
Technology and development(1)	5,312	4,409	20,171	16,992
Sales and marketing(1)	13,089	11,505	48,879	42,623
General and administrative(1)	4,196	3,675	17,279	14,712
Depreciation and amortization	2,289	1,773	8,344	6,675
Impairment charges	—	—	22,665	—
Total operating expenses	24,886	21,362	117,338	81,002

Loss from operations	(2,118)	(5,275)	(42,767)	(23,188)

Interest and other (expense) income, net:
Interest expense	(3)	(1)	(10)	(4)
Other (expense) income, net	(72)	61	30	46
Total interest and other (expense) income, net	(75)	60	20	42

Loss before provision for income taxes	(2,193)	(5,215)	(42,747)	(23,146)

Provision for income taxes	225	199	483	343

Net loss	$(2,418)	$(5,414)	$(43,230)	$(23,489)

Net loss per share:
Basic and diluted	$(0.05)	$(0.11)	$(0.84)	$(0.46)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,186,221	51,088,012	51,684,397	50,637,541

(1) Stock-based compensation expense included above:

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014
	(unaudited)

Technology and development	$213	$254	$854	$907
Sales and marketing	266	443	1,445	1,506
General and administrative	351	631	1,708	2,209
Total stock-based compensation expense	$830	$1,328	$4,007	$4,622

Tremor Video, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Years Ended
	December 31,
	2015	2014

Cash flows from operating activities:
Net loss	$(43,230)	$(23,489)
Adjustments required to reconcile net loss to net cash used in operating activities:
Impairment charges	22,665	—
Depreciation and amortization expense	8,344	6,675
Bad debt recovery	(87)	(16)
Stock-based compensation expense	4,007	4,622
Stock-based long-term incentive compensation expense	436	673
Deferred tax benefit	(61)	—
Mark-to-market expense (income)	113	(6)
Net changes in operating assets and liabilities:
Increase in accounts receivable	(22,675)	(5,394)
(Increase) decrease in prepaid expenses and other assets	(3,381)	299
Increase in accounts payable and accrued expenses	20,178	5,899
Increase in deferred rent and security deposits payable	5,639	9
Increase (decrease) in deferred revenue	93	(256)
Net cash used in operating activities	(7,959)	(10,984)

Cash flows from investing activities:
Purchase of property and equipment	(7,732)	(4,026)
Acquisition, net of cash acquired	(1,672)	—
Net cash used in investing activities	(9,404)	(4,026)

Cash flows from financing activities:
Proceeds from the exercise of stock option awards	108	767
Tax withholdings related to net share settlements of restricted stock units	(494)	(565)
Net cash (used in) provided by financing activities	(386)	202

Net decrease in cash and cash equivalents	(17,749)	(14,808)

Effect of exchange rate changes in cash and cash equivalents	(151)	(96)

Cash and cash equivalents at beginning of period	77,787	92,691
Cash and cash equivalents at end of period	$59,887	$77,787

Exhibit B

Tremor Video, Inc.

Reconciliation of Total Spend to Revenue

(in thousands)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Total Spend	$67,934	$41,878	$203,882	$159,487
SSP inventory costs	16,177	—	30,045	—
Revenue	$51,757	$41,878	$173,837	$159,487

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net loss	$(2,418)	$(5,414)	$(43,230)	$(23,489)
Adjustments:
Non-cash impairment charges(1)	—	—	22,665	—
Depreciation and amortization expense	2,289	1,773	8,344	6,675
Stock-based compensation expense	830	1,328	4,007	4,622
Executive severance	588	—	1,458	—
Acquisition-related costs(2)	333	—	892	—
Litigation expenses	34	—	328	279
Stock-based long-term incentive compensation expense	174	399	436	673
Provision for income taxes	225	199	483	343
Interest and other expense (income), net	75	(60)	(20)	(42)
Total net adjustments	4,548	3,639	38,593	12,550
Adjusted EBITDA	$2,130	$(1,775)	$(4,637)	$(10,939)

Tremor Video, Inc.

Reconciliation of Net Loss to Adjusted EBITDA - Per Share

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2015	2014	2015	2014

Net loss	$(0.05)	$(0.11)	$(0.84)	$(0.46)
Adjustments:
Non-cash impairment charges(1)	—	—	0.44	—
Depreciation and amortization expense	0.04	0.04	0.16	0.13
Stock-based compensation expense	0.02	0.03	0.08	0.09
Executive severance	0.01	—	0.03	—
Acquisition-related costs(2)	0.01	—	0.02	—
Litigation expenses	—	—	—	—
Stock-based long-term incentive compensation expense	—	0.01	0.01	0.01
Provision for income taxes	0.01	—	0.01	0.01
Interest and other expense (income), net	—	—	—	—
Total net adjustments	0.09	0.08	0.75	0.24
Adjusted EBITDA per share - basic and diluted	$0.04	$(0.03)	$(0.09)	$(0.22)

Weighted-average number of shares of common stock outstanding:
Basic and diluted	52,186,221	51,088,012	51,684,397	50,637,541

(1)  During the third quarter of 2015, as required under GAAP, the Company performed an interim impairment test on its assets based on a decrease in the Company’s market capitalization below the carrying value of its assets.  As a result of this test, the Company recorded a non-cash impairment charge of ($22.1) million related to its goodwill and certain intangible assets. In addition, the Company recorded a non-cash impairment charge of ($0.6) million relating to certain property and equipment maintained at its former headquarters.

(2) Reflects acquisition-related costs incurred in connection with the Company’s acquisition of The Video Network Pty Ltd, an Australian proprietary limited company (“TVN”).   Includes $324 and $493, respectively, of compensation-related expenses, relating to certain earnout payments that are dependent on continued employment.

Exhibit C

Tremor Video, Inc.

Restated Consolidated Statement of Operations

(in thousands)

(unaudited)

	Three Months Ended
	March 31, 2015
	As Reported	Adjustments	As Restated

Revenue	$40,603	$(2,551)	$38,052
Cost of revenue	24,410	(2,551)	21,859
Gross Profit	16,193	—	16,193

Total operating expenses	23,033	—	23,033

Loss from operations	(6,840)	—	(6,840)

Total interest and other income, net	12	—	12

Loss before provision for income taxes	(6,828)	—	(6,828)

Provision for income taxes	122	—	122

Net loss	$(6,950)	$—	$(6,950)

Tremor Video, Inc.

Restated Consolidated Statement of Operations

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2015			June 30, 2015
	As Reported	Adjustments	As Restated	As Reported	Adjustments	As Restated

Revenue	$46,072	$(3,668)	$42,404	$86,675	$(6,219)	$80,456
Cost of revenue	28,062	(3,668)	24,394	52,472	(6,219)	46,253
Gross Profit	18,010	—	18,010	34,203	—	34,203

Total operating expenses	23,139	—	23,139	46,172	—	46,172

Loss from operations	(5,129)	—	(5,129)	(11,969)	—	(11,969)

Total interest and other income, net	6	—	6	18	—	18

Loss before provision for income taxes	(5,123)	—	(5,123)	(11,951)	—	(11,951)

Provision for income taxes	117	—	117	239	—	239

Net loss	$(5,240)	$—	$(5,240)	$(12,190)	$—	$(12,190)

Tremor Video, Inc.

Restated Consolidated Statement of Operations

(in thousands)

(unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2015			September 30, 2015
	As Reported	Adjustments	As Restated	As Reported	Adjustments	As Restated

Revenue	$49,273	$(7,649)	$41,624	$135,948	$(13,868)	$122,080
Cost of revenue	31,673	(7,649)	24,024	84,145	(13,868)	70,277
Gross Profit	17,600	—	17,600	51,803	—	51,803

Total operating expenses	46,280	—	46,280	92,452	—	92,452

Loss from operations	(28,680)	—	(28,680)	(40,649)	—	(40,649)

Total interest and other income, net	77	—	77	95	—	95

Loss before provision for income taxes	(28,603)	—	(28,603)	(40,554)	—	(40,554)

Provision for income taxes	19	—	19	258	—	258

Net loss	$(28,622)	$—	$(28,622)	$(40,812)	$—	$(40,812)

Exhibit D

Tremor Video, Inc.

Consolidated Quarterly Statement of Operations

(in thousands)

(unaudited)

	Q1 2014	Q2 2014	Q3 2014	Q4 2014	FY 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	FY 2015

Revenue	$34,869	$43,701	$39,039	$41,878	$159,487	$38,052	$42,404	$41,624	$51,757	$173,837

Inventory costs	22,163	28,094	23,305	24,749	98,311	20,317	22,991	22,494	27,206	93,008
Other cost of revenue	780	799	741	1,042	3,362	1,542	1,403	1,530	1,783	6,258
Total cost of revenue	22,943	28,893	24,046	25,791	101,673	21,859	24,394	24,024	28,989	99,266

Gross Profit	11,926	14,808	14,993	16,087	57,814	16,193	18,010	17,600	22,768	74,571

Total operating expenses	19,081	20,131	20,428	21,362	81,002	23,033	23,139	46,280	24,886	117,338

Loss from operations	(7,155)	(5,323)	(5,435)	(5,275)	(23,188)	(6,840)	(5,129)	(28,680)	(2,118)	(42,767)

Total interest and other (expense) income, net	5	(28)	5	60	42	12	6	77	(75)	20

Loss before provision for income taxes	(7,150)	(5,351)	(5,430)	(5,215)	(23,146)	(6,828)	(5,123)	(28,603)	(2,193)	(42,747)

Provision for income taxes	79	21	44	199	343	122	117	19	225	483

Net loss	$(7,229)	$(5,372)	$(5,474)	$(5,414)	$(23,489)	$(6,950)	$(5,240)	$(28,622)	$(2,418)	$(43,230)